Exhibit 10.14

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“First Amendment”) is entered into between CPNO Services, L.P., a Texas limited partnership (“Employer”), and James J. Gibson, III (“Employee”), effective as of this 1st day of March, 2005 (the “Effective Date”).  Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

RECITALS

WHEREAS, Copano/Operations, Inc., a Texas corporation (“Copano Operations”) and Employee have entered into an Employment Agreement effective October 1, 2004 (the “Employment Agreement”); and

WHEREAS, pursuant to Section 10.5 of the Employment Agreement, Copano Operations assigned its rights and obligations thereunder to Employer effective January 1, 2005;

WHEREAS, the parties have determined that it is in their mutual interest to amend the Employment Agreement, and take certain other actions, as set forth herein;

NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

AGREEMENT

SECTION 1.         Amendments to Employment Agreement.  The Employment Agreement is hereby amended as follows:

A.                                   The first sentence of Section 3.1 is amended in its entirety to read as follows:  “In consideration for his services hereunder during the term of the Employee’s employment under this Agreement and the covenants contained in this Agreement, Employee shall be paid beginning on March 1, 2005, the amount of Eleven Thousand Two Hundred Fifty Dollars per month ($11,250.00) (“Salary”), payable in accordance with the usual payroll practices of the Company and subject to all customary payroll deductions.”

B.            Section 3.2 of the Employment Agreement is hereby amended:

1.                           by inserting the words “For periods prior to January 1, 2005,” at the beginning of the first sentence of the Section; and

2.                           by inserting the following sentence at the end of the Section: “From and after January 1, 2005, Employee shall be eligible to participate in the Copano Energy, L.L.C. Management Incentive Compensation Plan dated January 1, 2005 or any substitute incentive compensation plan as may be in effect from time to time for the benefit of executive officers of Copano Holdings (the “Management Bonus Plan”); provided, however, that in the event that at any time there is no Management Bonus Plan in effect, Employee shall be eligible to earn an annual incentive cash bonus upon the same terms as in effect prior to January 1, 2005.”

C.                                     Section 3.3(b) of the Employment Agreement is hereby amended in its entirety to read as follows:  “(b) reimbursement for routine automobile maintenance expenses and gasoline expenses incurred for Company purposes;”.

D.                                    Section 4.3 of the Employment Agreement is hereby amended by inserting at the end of the first sentence the phrase “; provided, however, that, notwithstanding subsection (d) hereof, for any periods subsequent to December 31, 2004, the Employee’s right to receive any bonus payment is governed solely by the provisions of the Management Bonus Plan for so long as the Management Bonus Plan is in effect”.

SECTION 2.         Employment Agreement to Remain in Full Force and Effect.  The Employment Agreement, as amended hereby, shall remain in full force and effect.

SECTION 3.         Further Assurances.  The parties will execute such additional documents and instruments, and take such further actions, as are necessary or appropriate to give effect to the terms of this First Amendment.

SECTION 4.         Applicable Law.  This First Amendment shall be governed by and construed in accordance with laws in the state of Texas.

SECTION 5.         Execution.  This First Amendment may be executed in multiple counterparts, each of which shall be deemed in original but all of which shall be deemed one instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first written above, to be effective for all purposes as of the Effective Date.

/s/ James J. Gibson, III
James J. Gibson, III

CPNO SERVICES, L.P.
		By:	CPNO Services GP, L.L.C., its General Partner

			By:	/s/ John R. Eckel, Jr.
John R. Eckel, Jr., Chairman and Chief
Executive Officer

ACCEPTED AND AGREED:

COPANO ENERGY, L.L.C.
(F/K/A COPANO ENERGY HOLDINGS, L.L.C.)

By:	/s/John R. Eckel, Jr.
John R. Eckel, Jr., Chairman and Chief
Executive Officer